EXHIBIT 4.1


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                                 TRUST AGREEMENT

                                     between

                        WORLD OMNI AUTO RECEIVABLES LLC,
                                  as Depositor,

                                       and

                             [______________________],
                                as Owner Trustee

                        Dated as of [_______], [_______]










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                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I
                                   Definitions

SECTION 1.01.   Capitalized Terms.................................................................................1
SECTION 1.02.   Other Definitional Provisions.....................................................................4

                                   ARTICLE II
                                  Organization

SECTION 2.01.   Name..............................................................................................4
SECTION 2.02.   Office............................................................................................5
SECTION 2.03.   Purposes and Powers...............................................................................5
SECTION 2.04.   Appointment of Owner Trustee......................................................................5
SECTION 2.05.   Initial Capital Contribution of Owner Trust Estate................................................5
SECTION 2.06.   Declaration of Trust..............................................................................6
SECTION 2.07.   Liability of the Owners...........................................................................6
SECTION 2.08.   Title to Trust Property...........................................................................6
SECTION 2.09.   Situs of Trust....................................................................................7
SECTION 2.10.   Representations and Warranties of the Depositor...................................................7
SECTION 2.11.   Maintenance of the Demand Note....................................................................8
SECTION 2.12.   Federal Income Tax Provisions.....................................................................8

                                   ARTICLE III
                  Trust Certificates and Transfer of Interests

SECTION 3.01.   Initial Ownership.................................................................................8
SECTION 3.02.   The Trust Certificates............................................................................8
SECTION 3.03.   Authentication of Trust Certificates..............................................................8
SECTION 3.04.   Registration of Transfer and Exchange of Trust Certificates.......................................9
SECTION 3.05.   Mutilated, Destroyed, Lost or Stolen Trust Certificates..........................................11
SECTION 3.06.   Persons Deemed Owners............................................................................11
SECTION 3.07.   Access to List of Certificateholders' Names and Addresses........................................11
SECTION 3.08.   Maintenance of Office or Agency..................................................................12
SECTION 3.09.   Appointment of Paying Agent......................................................................12
SECTION 3.10.   Ownership by Depositor of Trust Certificates.....................................................12
SECTION 3.11.   Book-Entry Trust Certificates....................................................................12
SECTION 3.12.   Notices to Clearing Agency.......................................................................13
SECTION 3.13.   Definitive Trust Certificates....................................................................13

                                   ARTICLE IV
                            Actions by Owner Trustee

SECTION 4.01.   Prior Notice to Owners with Respect to Certain Matters...........................................14
SECTION 4.02.   Action by Owners with Respect to Certain Matters.................................................15

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
SECTION 4.03.   Action by Owners with Respect to Bankruptcy......................................................15
SECTION 4.04.   Restrictions on Owners' Power....................................................................15
SECTION 4.05.   Majority Control.................................................................................15

                                    ARTICLE V
                   Application of Trust Funds; Certain Duties

SECTION 5.01.   Establishment of Trust Account...................................................................15
SECTION 5.02.   Application of Trust Funds.......................................................................16
SECTION 5.03.   Method of Payment................................................................................16
SECTION 5.04.   No Segregation of Moneys; No Interest............................................................16
SECTION 5.05.   Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service
                         and Others..............................................................................16
SECTION 5.06.   Signature on Returns.............................................................................17

                                   ARTICLE VI
                      Authority and Duties of Owner Trustee

SECTION 6.01.   General Authority................................................................................17
SECTION 6.02.   General Duties...................................................................................17
SECTION 6.03.   Action upon Instruction..........................................................................17
SECTION 6.04.   No Duties Except as Specified in this Agreement or in Instructions...............................18
SECTION 6.05.   No Action Except Under Specified Documents or Instructions.......................................18
SECTION 6.06.   Restrictions.....................................................................................19

                                   ARTICLE VII
                          Concerning the Owner Trustee

SECTION 7.01.   Acceptance of Trusts and Duties..................................................................19
SECTION 7.02.   Furnishing of Documents..........................................................................20
SECTION 7.03.   Representations and Warranties...................................................................20
SECTION 7.04.   Reliance; Advice of Counsel......................................................................21
SECTION 7.05.   Not Acting in Individual Capacity................................................................21
SECTION 7.06.   Owner Trustee Not Liable for Trust Certificates or Receivables...................................21
SECTION 7.07.   Owner Trustee May Own Trust Certificates and Notes...............................................22

                                  ARTICLE VIII
                          Compensation of Owner Trustee

SECTION 8.01.   Owner Trustee's Fees and Expenses................................................................22
SECTION 8.02.   Indemnification..................................................................................22
SECTION 8.03.   Payments to the Owner Trustee....................................................................23

                                   ARTICLE IX
                         Termination of Trust Agreement

SECTION 9.01.   Termination of Trust Agreement...................................................................23
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
SECTION 9.02.    Dissolution upon Bankruptcy of the Depositor....................................................24

                                    ARTICLE X
                 Successor Owner Trustees and Additional Owner Trustees

SECTION 10.01.   Eligibility Requirements for Owner Trustee......................................................24
SECTION 10.02.   Resignation or Removal of Owner Trustee.........................................................25
SECTION 10.03.   Successor Owner Trustee.........................................................................25
SECTION 10.04.   Merger or Consolidation of Owner Trustee........................................................26
SECTION 10.05.   Appointment of Co-Trustee or Separate Trustee...................................................26

                                   ARTICLE XI
                                  Miscellaneous

SECTION 11.01.   Supplements and Amendments......................................................................27
SECTION 11.02.   No Legal Title to Owner Trust Estate in Owners..................................................28
SECTION 11.03.   Limitations on Rights of Others.................................................................28
SECTION 11.04.   Notices.........................................................................................29
SECTION 11.05.   Severability....................................................................................29
SECTION 11.06.   Separate Counterparts...........................................................................29
SECTION 11.07.   Successors and Assigns..........................................................................29
SECTION 11.08.   Covenants of the Depositor......................................................................29
SECTION 11.09.   No Petition.....................................................................................30
SECTION 11.10.   No Recourse.....................................................................................30
SECTION 11.11.   Headings........................................................................................30
SECTION 11.12.   Governing Law...................................................................................30
SECTION 11.13.   [Reserved.].....................................................................................30
SECTION 11.14.   Depositor Payment Obligation....................................................................30

EXHIBIT A        Form of Trust Certificate
EXHIBIT B        Form of Certificate of Trust
EXHIBIT C        Form of Transferor Certificate
EXHIBIT D        Form of Investment Letter
EXHIBIT E        Form of Depository Agreement
ANNEX A          Tax Partnership Provisions
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                                      iii

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         TRUST AGREEMENT dated as of [______], [_______], between WORLD OMNI
         AUTO RECEIVABLES LLC, a Delaware limited liability company, as depositor (the "Depositor") and [____________________], a Delaware banking corporation, as owner trustee (the "Owner Trustee").

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

                  ["Administration Agreement" shall mean the Administration Agreement dated as of [__________], [________] among the Administrator, the Trust and the Indenture Trustee.]

                  "Administrator" shall mean World Omni Financial Corp., a Florida corporation, or any successor Administrator under the Administration Agreement.

                  "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

                  "Basic Documents" shall mean the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Receivables Purchase Agreement, and the other documents, instruments and certificates delivered in connection therewith.

                  "Benefit Plan" shall have the meaning assigned to such term in
Section 3.04.

                  "Book-Entry Trust Certificate" shall mean a beneficial interest in the Trust Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.11.

                  "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

                  "Certificate Depository Agreement" shall mean the agreement dated [_____], [______], among the Trust, the Owner Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, substantially in the form attached hereto as Exhibit E, relating to the Trust Certificates, as the same may be amended and supplemented from time to time.

                  "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.01.

                  "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.


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                  "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04.

                  "Certificate Owner" shall mean, with respect to a Book-Entry Trust Certificate, a Person who is the beneficial owner of such Book-Entry Trust Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Certificateholder" or "Holder" shall mean a Person in whose name a Trust Certificate is registered.

                  "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                  "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [_____________], Attn: [_____________], or at such other address as the Owner Trustee may designate by notice to the Owners and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners and the Depositor.

                  "Definitive Trust Certificates" shall have the meaning set forth in Section 3.11.

                  ["Demand Note" shall mean, in the case of the Depositor, the Demand Note dated [______], [______], from World Omni to the Depositor.]

                  "Depositor" shall mean World Omni Auto Receivables LLC in its capacity as depositor hereunder.

                  "Depositor's Interest" shall mean the Trust Certificate owned by the Depositor evidencing (i) a not less than 1% undivided interest in the Certificate Balance and interest at the Pass-Through Rate and (ii) all other amounts in respect of the Trust property to which the Depositor is entitled hereunder.

                  "ERISA" shall have the meaning assigned thereto in Section
3.04.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Expenses" shall have the meaning assigned to such term in
Section 8.02.

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                  "Indemnified Parties" shall have the meaning assigned to such term in Section 8.02.

                  "Indenture" shall mean the Indenture dated as of [_____], [_____] between the Trust and [_____________], as Indenture Trustee.

                  "Initial Certificate Balance" shall mean $[___________].

                  "Owner" shall mean each Holder of a Trust Certificate.

                  "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

                  "Owner Trustee" shall mean [____________________], a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

                  "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be [____________________].

                  "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

                  "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of [_______], [________], among World Omni Financial Corp., as seller and Depositor, as purchaser.

                  "Record Date" shall mean, with respect to any Distribution Date, the close of business on the last day of the month immediately preceding such Distribution Date.

                  "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of [_____], [______], among the Trust, as issuer, the Depositor, as seller, World Omni Financial Corp., as servicer as the same may be amended or supplemented from time to time.

                  "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                  "Treasury Regulations" shall mean regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Trust" shall mean the trust established by this Agreement.


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                  "Trust Certificate" shall mean a certificate evidencing the beneficial interest of an Owner in the Trust, substantially in the form attached hereto as Exhibit A.

                  "World Omni" shall mean World Omni Financial Corp., a Florida corporation, and any successor in interest.

                  SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  Organization

                  SECTION 2.01. Name. The Trust created hereby shall be known as "World Omni Auto Receivables Trust [_____]-[_]" in which name the Owner Trustee may conduct the


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business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                  SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners and the Depositor.

                  SECTION 2.03. Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates;

                  (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Receivables, to fund the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust;

                  (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                  (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

                  SECTION 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                  SECTION 2.05. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the


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request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                  SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor, in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

                  SECTION 2.07. Liability of the Owners. (a) The Depositor shall be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates, or by a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph and paragraph (c) below. The obligations of the Depositor under this paragraph and paragraph (c) below shall be evidenced by the Trust Certificates described in Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided that the rights and obligations evidenced by all Trust Certificates, regardless of class, shall, except as provided in this Section, be identical.

                  (b) No Owner, other than to the extent set forth in paragraphs
(a) and (c), shall have any personal liability for any liability or obligation of the Trust.

                  (c) The Depositor agrees to be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses (other than those incurred by a Certificateholder in the capacity of an investor in the Trust Certificates and a Noteholder in the capacity of an investor in the Notes) as though such arrangements were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner.

                  SECTION 2.08. Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable


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law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  SECTION 2.09. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                  SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

                           (a) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                           (b) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

                           (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary action.

                           (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability agreement or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                           (e) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative


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         agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.11. Maintenance of the Demand Note. To the fullest extent permitted by applicable law, the Depositor agrees that it shall not sell, convey, pledge, transfer or otherwise dispose of the Demand Note.

                  SECTION 2.12. Federal Income Tax Provisions. Annex A to this Agreement sets forth the tax accounting and administration of the Trust in a manner consistent with its treatment as a partnership for federal, state and local tax purposes.


                                   ARTICLE III

                  Trust Certificates and Transfer of Interests

                  SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

                  SECTION 3.02. The Trust Certificates. The Trust Certificates shall be issued in minimum denominations of $[________] and in integral multiples of $[____] in excess thereof; provided, however, that the Trust Certificates issued to the Depositor pursuant to Section 3.10 may be issued in such denomination as required to include any residual amount. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

                  A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to
Section 3.04.

                  SECTION 3.03. Authentication of Trust Certificates. On the Closing Date, the Owner Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed


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


by the Owner Trustee, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

                  SECTION 3.04. Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. [____________________] shall be the initial Certificate Registrar.

                  The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee and the Depositor in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit C (the "Transferor Certificate") and Exhibit D (the "Investment Letter"). Except in the case of a transfer as to which the proposed transferee has provided an Investment Letter with respect to a Rule 144A transaction, there shall also be delivered to the Owner Trustee an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which opinion of counsel shall not be an expense of the Trust, the Owner Trustee or the Indenture Trustee (unless it is the transferee from whom such opinion is to be obtained) or of the Depositor or World Omni; provided that such opinion of counsel in respect of the applicable state securities laws may be a memorandum of law rather than an opinion if such counsel is not licensed in the applicable jurisdiction. The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Indenture Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

                  [No transfer of a Trust Certificate shall be made to any Person unless the Owner Trustee has received (A) a certificate in the form of paragraph 3 to the Investment Letter attached hereto as Exhibit D from such Person to the effect that such Person is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"), (B) an opinion of counsel satisfactory to the Owner Trustee and the Depositor to the effect that the purchase and holding of such Trust Certificate will not constitute or result in the assets of the Issuer being deemed to be

"plan assets" subject to the prohibited transactions provisions of ERISA or
Section 4975 of the Code and will not subject the Owner Trustee, the Indenture Trustee or the Depositor to any obligation in addition to those undertaken in the Basic Documents or (C) if such Person is an insurance company, a representation that such Person is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in section v(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates and any deemed extension of credit from a Certificateholder which is a party in interest to a Plan, the assets of which are held by such "Insurance Company" are covered under PTCE 95-60; provided, however, that the Owner Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Owner Trustee has rendered an opinion to the effect that the purchase and holding of a Trust Certificate by a Benefit Plan or a Person that is purchasing or holding such a Trust Certificate with the assets of a Benefit Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer or the Depositor. The transferee of a beneficial interest in a Book-Entry Trust Certificate shall be deemed to represent either (1) that it is not acting on behalf of a Benefit Plan and is not using the assets of the Benefit Plan to acquire such interest or (2) that it is an insurance company and is acquiring such interest with funds contained in an insurance company general account and that the purchase and holding of such interest is covered under Sections I and III of PTCE 95-60. Any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

                  The Owner Trustee shall cause each Certificate to contain a legend stating that transfer of the Certificates is subject to certain restrictions and referring prospective purchasers of the Certificates to the terms of this Agreement with respect to such restrictions.]

                  Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.08.

                  Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

                  No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

                  The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

                  SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and
(b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

                  SECTION 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section
5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

                  SECTION 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates [_________________], Attention: [________], as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  SECTION 3.09. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Owner Trustee will be the initial Paying Agent. In the event that the Owner Trustee shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and
8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  SECTION 3.10. Ownership by Depositor of Trust Certificates. The Depositor shall on the Closing Date retain Trust Certificates representing at least 1% of the Initial Certificate Balance and shall thereafter retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of the Depositor's Trust Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause the Depositor's Trust Certificate to contain a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE".

                  SECTION 3.11. Book-Entry Trust Certificates. The Trust Certificates, upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Trust Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Trust Certificate may be issued to the Depositor pursuant to Section
3.10. Such Trust Certificate or Trust Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Trust Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Trust Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

                  (a) The provisions of this Section shall be in full force and effect;

                  (b) The Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Trust Certificates and shall have no obligation to the Certificate Owners;

                  (c) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (d) The rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

                  (e) Whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Owner Trustee.

                  SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Trust Certificates shall have been issued to Certificate Owners pursuant to Section 3.14, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

                  SECTION 3.13. Definitive Trust Certificates. If (i) the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Certificates and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Trust Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee shall recognize the Holders of the Definitive Trust Certificates as Certificateholders. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                   ARTICLE IV

                            Actions by Owner Trustee

                  SECTION 4.01. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

                  (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

                  (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment would materially adversely affect the interests of the Owners;

                  (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

                  (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

                  SECTION 4.02. Action by Owners with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Owners, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator under the Administration Agreement pursuant to Section 8 thereof,
(c) remove the Servicer under the Sale and Servicing Agreement pursuant to
Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

                  SECTION 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

                  SECTION 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03 or contrary to applicable law, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                  SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                    ARTICLE V

                   Application of Trust Funds; Certain Duties

                  SECTION 5.01. Establishment of Trust Account. The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

                  The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

                  SECTION 5.02. Application of Trust Funds. (a) On each Distribution Date, the Owner Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to Section 5.06 of the Sale and Servicing Agreement with respect to such Distribution Date.

                  (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 5.09 of the Sale and Servicing Agreement with respect to such Distribution Date.

                  SECTION 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either (x) by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions no later than the Record Date prior to such Distribution Date, or (y) if such Holder does not qualify under clause (x), by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

                  SECTION 5.04. No Segregation of Moneys; No Interest. Subject to Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                  SECTION 5.05. Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others. In accordance with Annex A hereto, the Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, in a manner consistent with its treatment as a partnership for federal and applicable state and local tax purposes, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form
1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 6(e) of Annex A hereto with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the

Receivables. The Owner Trustee shall not make the election provided under
Section 754 of the Code.

                  SECTION 5.06. Signature on Returns. The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by the Depositor.

                                   ARTICLE VI

                      Authority and Duties of Owner Trustee

                  SECTION 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

                  SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

                  SECTION 6.03. Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

                  SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

                  SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

                  SECTION 6.06. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VII

                          Concerning the Owner Trustee

                  SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence (or negligence in the case of handling funds), (ii) for liabilities arising from the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.04 hereof, (iii) for any investments made by the Owner Trustee with [____________________] (in its individual capacity) in its commercial capacity, (iv) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee or (v) for federal or Delaware taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or any of the Basic Documents. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                   (a) The Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

                   (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

                   (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                   (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                   (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

                   (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Depositor, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or World Omni Auto Receivables LLC, as Depositor under the Sale and Servicing Agreement; and

                   (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                  SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                   SECTION 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Owners, that:

                   (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                   (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                   (c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                  SECTION 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

                  SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created [____________________] acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

                  SECTION 7.06. Owner Trustee Not Liable for Trust Certificates or Receivables. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to

Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

                  SECTION 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                          Compensation of Owner Trustee

                  SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Administrator pursuant to the Administration Agreement for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

                  SECTION 8.02. Indemnification. Pursuant to the Administration Agreement, the Administrator shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Administrator shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section
7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably withheld.

                  SECTION 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                         Termination of Trust Agreement

                  SECTION 9.01. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Depositor as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                   (b) Except as provided in Section 9.01(a), neither the Depositor nor any Owner shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(b) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

                  In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

                  (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                  SECTION 9.02. Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (a) Holders of Certificates (other than the Depositor) representing more than 50% of the Certificate Balance (not including the Certificate Balance of the Trust Certificates held by the Depositor) and (b) Holders (as defined in the Indenture) of Notes representing more than 50% of the Outstanding Amount of the Notes, to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event,
(B) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event and (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Certificate Distribution Account), in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement.

                                    ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

                   SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

                  SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

                  Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

                  SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

                  No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

                  Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture

Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

                  SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

                  SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                   (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                   (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                   (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                  Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to each Rating Agency, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to each Rating Agency, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

                  No amendment to this Agreement shall be recognized or be effective without the written consent of the Trustee and receipt by the Trustee of an Opinion of Counsel to the effect that such amendment will not (i) cause the Trust to be treated as an association taxable as a corporation or as a publicly-traded partnership for federal income tax purposes or (ii) cause the Trust to be subject to an entity-level tax for [State of Florida or State of Delaware] tax purposes.

                  Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                  Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

                  SECTION 11.02. No Legal Title to Owner Trust Estate in Owners. The Owners shall not have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

                  SECTION 11.03. Limitations on Rights of Others. Except for
Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07 hereof), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                   SECTION 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if personally delivered or mailed by certified mail, return receipt requested and postage prepaid or by recognized overnight courier or by facsimile confirmed by delivery or mail as described above (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to World Omni Auto Receivables LLC, 120 N.W. 12th Avenue, Deerfield Beach, Florida 33442, telephone: (954) 429-2200, facsimile:
(954) 429-[_____], Attention: A. Tucker Allen; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                   (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                   SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                   SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                   SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

                   SECTION 11.08. Covenants of the Depositor. In the event that
(a) Certificateholders' Principal Carryover Shortfalls shall occur or (b) any litigation with claims in excess of $1,000,000 to which the Depositor is a party which shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor shall not pay any dividend to World Omni, or make any distribution on or in respect of its capital stock to World Omni, or repay the principal amount of any indebtedness of the Depositor held by World Omni, unless (i) after giving effect to such payment, distribution or repayment, the Depositor's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

                   SECTION 11.09. No Petition. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

                   SECTION 11.10. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

                   SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                   SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                   SECTION 11.13. [Reserved.]

                   SECTION 11.14. Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Motor Vehicle Sales Finance Act.

                                   * * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                  WORLD OMNI AUTO RECEIVABLES LLC,
                                  as Depositor

                                  By:      World Omni Financial Corp.,
                                           as its sole member


                                  By:  __________________________________
                                       Name:
                                       Title:



                                  [                                      ]
                                     not in its individual capacity
                                     but solely as Owner Trustee,


                                  By: ___________________________________
                                      Name:
                                      Title:

                                                                    EXHIBIT A

                            FORM OF TRUST CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED TO THE NOTES, AS AND TO THE EXTENT SET FORTH IN THE SALE AND SERVICING AGREEMENT.

UNLESS THIS TRUST CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE OWNER TRUSTEE (i) THAT IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE 1933 ACT (AN "ACCREDITED INVESTOR") AND THAT IT IS ACQUIRING THIS CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF,
(ii) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT AND IS ACQUIRING SUCH CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) OR (iii) THAT IT IS AN INVESTOR THAT IS OTHERWISE PERMITTED TO ACQUIRE THIS CERTIFICATE UNDER THE TRUST AGREEMENT.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR,
(ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO AN ACCREDITED INVESTOR THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE TRUST AGREEMENT, TO THE EFFECT THAT IT IS AN ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS UNLESS THE

HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY), (iii) SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHO THE PROSPECTIVE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iv) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, IN WHICH CASE THE OWNER TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE DEPOSITOR. EXCEPT IN THE CASE OF A TRANSFER DESCRIBED IN CLAUSES
(i) OR (iii) ABOVE, THE OWNER TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE DEPOSITOR, ANY AFFILIATE OF THE DEPOSITOR OR THE OWNER TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE OWNER TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE 1933 ACT. NO SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE TO ANY ONE PERSON FOR SECURITIES WITH A FACE AMOUNT OF LESS THAN $[_________] AND, IN THE CASE OF ANY PERSON ACTING ON BEHALF OF ONE OR MORE THIRD PARTIES (OTHER THAN A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE 1933 ACT) ACTING IN ITS FIDUCIARY CAPACITY), FOR SECURITIES WITH A FACE AMOUNT OF LESS THAN $[_________] FOR EACH SUCH THIRD PARTY.

EACH SECURITYHOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, COVENANTS AND AGREES THAT SUCH SECURITYHOLDER, SHALL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE TRUST AGREEMENT, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE TRUST, THE DEPOSITOR OR THE SELLER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE TRUST, THE DEPOSITOR OR THE SELLER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW, OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE TRUST, THE DEPOSITOR OR THE SELLER OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE TRUST, THE DEPOSITOR OR THE SELLER.

[HIS CERTIFICATE WILL NOT BE REGISTERED FOR TRANSFER UNLESS THE OWNER TRUSTEE RECEIVES EITHER (1) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE NEITHER IS NOR IS ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE

RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") AND IS NOT USING THE ASSETS OF A PLAN SUBJECT TO ERISA OR THE CODE TO INVEST IN THE CERTIFICATES, (2) IF THE TRANSFEREE IS A PLAN, OR IS ACTING ON BEHALF OF A PLAN TO INVEST IN THIS CERTIFICATE, OR IS USING THE ASSETS OF A PLAN, AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" OR SUBJECT THE DEPOSITOR, THE SELLER, THE SERVICER, THE OWNER TRUSTEE, OR THE INDENTURE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE ADMINISTRATION AGREEMENT, INCLUDING ANY LIABILITIES ASSESSED FOR "PROHIBITED TRANSACTIONS" UNDER ERISA, THE CODE OR SIMILAR LAW (3) IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES AND ANY DEEMED EXTENSION OF CREDIT FROM A CERTIFICATEHOLDER WHICH IS A PARTY IN INTEREST TO A PLAN, THE ASSETS OF WHICH ARE HELD BY SUCH "INSURANCE COMPANY" ARE COVERED UNDER PTCE 95-60. ANY PURPORTED TRANSFER OF A CERTIFICATE TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY OF AN OPINION OF COUNSEL REFERRED TO IN CLAUSE (2) ABOVE OR THE REPRESENTATION REFERRED TO IN CLAUSE (3) ABOVE SHALL BE VOID AND OF NO EFFECT.

THE TRANSFEREE OF A BENEFICIAL INTEREST IN A BOOK-ENTRY TRUST CERTIFICATE SHALL BE DEEMED TO REPRESENT EITHER (1) THAT IT IS NOT ACTING ON BEHALF OF A PLAN AND IS NOT USING THE ASSETS OF A PLAN TO ACQUIRE SUCH INTEREST OR (2) THAT IT IS AN INSURANCE COMPANY AND IS ACQUIRING SUCH INTEREST WITH FUNDS CONTAINED IN AN INSURANCE COMPANY GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF SUCH INTEREST IS COVERED UNDER SECTION I AND III OF PTCE 95-60.]

[THIS CERTIFICATE IS NONTRANSFERABLE.]1/


--------------------------
1/To be included only on the Certificates representing the 1% minimum required to be retained by the Depositor and any Certificates issued in exchange therefor.

NUMBER                                                              $_________

R-                                                       CUSIP NO. ______ __ _


                  WORLD OMNI AUTO RECEIVABLES TRUST [_____]-[_]

                         [___]% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which consists of retail installment sale contracts for new and used automobiles, vans and light duty trucks (collectively, the "Receivables"), all monies received on or after the related Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF WORLD OMNI AUTO RECEIVABLES LLC, WORLD OMNI FINANCIAL CORP. OR ANY OF THEIR RESPECTIVE AFFILIATES.

                  THIS CERTIFIES THAT ________________ is the registered owner of ____________________________________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in World Omni Auto Receivables Trust [___]-[_] (the "Trust"), formed by World Omni Auto Receivables LLC, a Delaware limited liability company (the "Depositor").

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement. [____________________], not in its individual capacity, but solely as Owner


                                              [_____________________],
                                              not in its individual capacity,
                                              but solely as Owner Trustee


                                              By:  ___________________________
                                                   Authorized Signatory

                  The Trust was created pursuant to a Trust Agreement dated as of [_____], [____], (as amended or supplemented from time to time, the "Trust Agreement"), between the Depositor and [____________________], as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of [_____],[_____] (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Depositor and World Omni Financial Corp., as servicer (the "Servicer"), as applicable.

                  This Certificate is one of the duly authorized Certificates designated as "[___]% Asset Backed Certificates" (herein called the "Trust Certificates"). Also issued under an Indenture dated as of [_____], [______] (the "Indenture"), between the Trust and [_____________], as indenture trustee, are the Notes designated as "[___]% Asset Backed Notes" (the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of retail installment sale contracts for new and used automobiles, light duty trucks and vans (collectively, the "Receivables"), all monies received on or after the Cutoff Date plus all Payaheads as of the Cutoff Date; any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability, theft, mechanical breakdown or "guaranteed auto protection" insurance policies relating to Financed Vehicles or Obligors; proceeds of any recourse (but none of the obligations) to Dealers on Receivables; any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer, or the Trust; the Receivables Files; the Receivables Purchase Agreement, including the right of the Depositor to cause World Omni to purchase Receivables under certain circumstances; the Trust Accounts; and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing. The rights of the Holders of the Trust Certificates are subordinated to the rights of the Holders of the Notes, as and to the extent set forth in the Sale and Servicing Agreement. [The Depositor's Interest shall also entitle the Depositor to the distributions specified in Sections 5.06 and 5.07 of the Sale and Servicing Agreement.]

                  Under the Trust Agreement, there will be distributed [March 15, June 15, September 15 and December 15] of each year or, if such day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on [_______], [____], to the Person in whose name this Trust Certificate is registered at the close of business on the last day of the month immediately preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date. No distributions of principal will be made on any Certificate on any Distribution Date until the full amount of principal payable on the Notes on such Distribution Date has been paid in full; provided, however, that if a Loss Trigger Event has occurred, no distributions of principal (other than any Certificateholders' Principal Carryover Shortfall outstanding as of the date of occurrence of such Loss Trigger Event) will be made on any Certificate.

                  The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

                  It is the intent of the Depositor, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

                  Each Certificateholder, or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

                  Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                  THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

                                   WORLD OMNI AUTO RECEIVABLES TRUST [____]-[_]


                                   [_____________________],
                                   not in its individual capacity but solely as Owner Trustee,


Dated:  _________________          By:   ______________________________
                                         Authorized Signatory

                         [REVERSE OF TRUST CERTIFICATE]


                  The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Seller, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Trust Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Certificate Balance and the outstanding principal balance of the Notes. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

                  Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $[_______] and in integral multiples of $[_____] in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 5% of the Original Pool Balance.

                                   ASSIGNMENT

                   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------------------------------------------
 (Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints ------, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                    ________________________________________*/
                                     Signature Guaranteed:

                                          ____________________________*/

---------
*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                   EXHIBIT B

                             CERTIFICATE OF TRUST OF
                    WORLD OMNI AUTO RECEIVABLES TRUST [ ]-[_]

                   THIS Certificate of Trust of WORLD OMNI AUTO RECEIVABLES TRUST [____]-[_] (the "Trust"), dated [______], [____] (, is being duly executed and filed by [____________________], a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

                   1. Name. The name of the business trust formed hereby is World Omni Auto Receivables Trust [____]-[_].

                   2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is [_________________], [______________], Attn: [__________]

                   3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                           [____________________],
                                            as Trustee,



                                           By:  _______________________________
                                                Name:
                                                Title:

                                                                   EXHIBIT C

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

World Omni Auto Receivables LLC
120 N.W. 12th Avenue
Deerfield Beach, FL 33442

[____________________], as Owner Trustee
[                          ]

                  Re: World Omni Auto Receivables Trust [____]-[_] [___]% Asset Backed Certificates

Ladies and Gentlemen:

                  In connection with our disposition of the above-referenced [___]% Asset Backed Certificates (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                        Very truly yours,

                                        [NAME OF TRANSFEROR]


                                        By:  _________________________________
                                             Authorized Officer

                                                                    EXHIBIT D

                            FORM OF INVESTMENT LETTER

World Omni Auto Receivables LLC
120 N.W. 12th Avenue
Deerfield Beach, FL 33442

[____________________], as Owner Trustee
[                          ]

Ladies and Gentlemen:

                  In connection with our proposed purchase of [$_______] aggregate principal amount of [___]% Asset Backed Certificates (the "Certificates") of World Omni Auto Receivables Trust [____]-[_] (the "Issuer"), we confirm that:

                           1. We understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Certificates are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and (y) that such Certificates may be resold, pledged or transferred only (i) to the Depositor, (ii) to an "accredited investor" as defined in Rule 501(a)(1),(2),(3) or (7) (an "Accredited Investor") under the 1933 Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof, (iii) so long as such Certificate is eligible for resale pursuant to Rule 144A under the 1933 Act ("Rule 144A"), to a person whom we reasonably believe after due inquiry is a "qualified institutional buyer" as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the 1933 Act, in which case the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Depositor. Except in the case of a transfer described in clauses (i) or (iii) above, the Owner Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor, any affiliate of the Depositor or the Owner Trustee) satisfactory to the Depositor and the Owner Trustee be delivered to the Depositor and the Owner Trustee to the effect that such transfer will not violate the 1933 Act, in each case in accordance with any applicable securities laws of any state of the United States. We will notify any purchaser of the Certificates from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Certificates by us that the Depositor and the Owner Trustee may request, and if so requested we will furnish such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that no sale, pledge or other transfer may be made to any one person of Certificates with a face amount of less than $[______] and, in the case of any person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)((2) of the 1933 Act) acting in its fiduciary capacity), of Certificates with a face amount of less than $[_________] for each such third party.

                           2.               [CHECK ONE]

                           (a) We are an "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Certificates Act) acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless we are a bank acting in its fiduciary capacity). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time. We are acquiring the Certificates for investment and not with a view to, or for offer and sale in connection with, a public distribution.

                           (b) We are a "qualified institutional buyer" as defined under Rule 144A under the 1933 Act and are acquiring the Certificates for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers"). We are familiar with Rule 144A under the 1933 Act and are aware that the seller of the Certificates and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the 1933 Act provided by Rule 144A.

                           3. [We are not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). We hereby acknowledge that no transfer of any Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect of the preceding sentence, (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Issuer being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Owner Trustee, the Indenture Trustee or the Depositor to any obligation in addition to those undertaken in the Basic Documents with respect to the Certificates (provided, however, that the Owner Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Owner Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Benefit Plan or a Person that is purchasing or holding any such Certificate with the assets of a Benefit Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code) or (iii) if the transferee is an insurance company, a representation that the transferee is an insurance company that is acquiring such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60)) and that the purchase and holding of such Certificates and any deemed extension of credit from a Certificateholder which is a party in interest to a Plan, the assets of which are held by such "Insurance Company" are covered under PTCE 95-60.]

                           4. We understand that the Depositor, the Trust and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Certificates, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Depositor.

                           5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF PURCHASER]


                                        By:  _________________________________
                                             Name:
                                             Title:

                                        Date: _______________________________

                                                                      ANNEX A

                           TAX PARTNERSHIP PROVISIONS

                   1. Characterization for Tax Purposes. For United States federal and applicable state and local income tax purposes, the Depositor's contribution of the Receivables to the Trust in exchange for interests in the Trust, and the sale by the Depositor of the Certificates (other than the retention by the Depositor of the Depositor's Trust Certificate) is intended to constitute the formation of a partnership (the "Tax Partnership") whose partners are the Certificateholders (which are hereinafter collectively referred to as the "Tax Partners"). The Servicer, on behalf of the Tax Partners, shall elect pursuant to Treasury Regulation Section 301.7701-3(b)(1) to treat the Trust as a partnership for federal income tax purposes (and shall not elect to treat the Trust or to change the classification of the Trust to that of an association pursuant to Treasury Regulation Section 301.7701-3(c)), and each Tax Partner irrevocably agrees to be bound by such election.

                   2. Election with Respect to Subchapter K. Notwithstanding anything to the contrary, each Tax Partner agrees: (a) not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code, or any comparable provisions of applicable state laws; and (b) to join in the execution of such additional documents and elections as may be required in order to effectuate the foregoing.

                   3. Capital Contributions and Capital Accounts.

                           (a) The value of the interests contributed by the Certificateholders (other than the Depositor) shall equal the amount paid by such Certificateholders, respectively, for their Certificates and such amounts shall constitute the opening balance in their Capital Accounts (as hereinafter defined). The value of the interests contributed by the Depositor shall equal the fair market value of the Depositor's Interest, which the Tax Partners agree shall be based on the sum, without duplication, of (i) the Reserve Account Initial Deposit and (ii) the value of the Depositor's Interest based on (A) as to the Certificate Balance and interest at the Pass-Through Rate of the Depositor's Trust Certificate, the average price of the Certificates to investors and (B) as to all other amounts due the Depositor, the present value of the cash flow to the Depositor of the amounts to which the Depositor is entitled to receive pursuant to Sections 5.05(b)(viii) and 5.06(b) and (e) of the Sale and Servicing Agreement at each Distribution Date or upon termination of the Trust using a discount rate that reflects an appropriate arm's-length equity rate of return and a prepayment assumption of 1.75 ABS, and such total shall be submitted to the Owner Trustee in writing within ten (10) Business Days after the Closing Date. Such amount shall constitute the opening balance in the Depositor's Capital Account.

                           (b)An individual capital account (a "Capital
         Account") shall be maintained for each Tax Partner in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2 and accordingly, except as otherwise provided herein:

                            (i) The Capital Account of each Tax Partner shall be
                  credited by (A) the amount of cash and the fair market value of property other than cash contributed (or deemed contributed pursuant to Code Section
                  708) by such Tax Partner to the Tax Partnership (net of any liabilities assumed by the Tax Partnership upon such contribution or to which such property is subject at the time of such contribution); and (B) the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Tax Partner.

                            (ii) The Capital Account of each Tax Partner shall
                  be debited by (A) the amount of any item of tax deduction or loss allocated to such Tax Partner; (B) such Tax Partner's allocable share of expenditures not deductible in computing taxable income and not properly chargeable as capital expenditures; and (C) the amount of cash and the fair market value of any property other than cash (net of any liabilities assumed by such Tax Partner or to which such property is subject at the time of distribution) distributed to such Tax Partner.

                            (iii) Immediately prior to any distribution of
                  property in kind, the Tax Partners' Capital Accounts shall be adjusted by assuming that the distributed properties were sold for cash at their respective fair market values as of the date of distribution and crediting or debiting each Tax Partner's Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as gains or losses on actual sales of such properties would be allocated under Paragraph 6 below.

                  5. Federal and State Income Tax Returns and Elections.

                           (a) The Tax Partners agree that the Depositor shall serve as the "tax matters partner" (as such term is defined in Code
         Section 6231(a)(7) (the "Tax Matters Partner") of the Tax Partnership. The Tax Matters Partner shall (i) apply to the Internal Revenue Service for a taxpayer identification number for the Tax Partnership, (ii) elect to adopt the accrual method of accounting and the calendar year as the Tax Partnership's fiscal year (the "Fiscal Year"), (iv) make such other elections as it deems proper, (v) prepare, execute and file the necessary federal and state partnership income tax returns for the Tax Partnership and (vi) keep the other Tax Partners informed of all material matters that may come to its attention in its capacity as Tax Matters Partner. Each Tax Partner agrees to furnish the Tax Matters Partner with all pertinent information relating to activities under this Agreement which is necessary for the Tax Matters Partner to prepare and file federal and state partnership returns. In acting as Tax Matters Partner, the Tax Matters Partner shall use its best efforts, but shall incur no liability to the other Tax Partners.

                           (b) Within 60 days after the end of each of the Tax Partnership's taxable years, the Tax Matters Partner shall send to each Tax Partner who has been a Tax Partner at any time during the taxable year then ended such tax information as shall be necessary for the preparation by such Tax Partner of its Federal income tax return and state income and other tax returns, if any, in states where the Tax Partnership is organized or is qualified to do business.

                  6. Allocations.

                           (a)(i) "Net Income" and "Net Loss" respectively, for any period, means the income or losses of the Tax Partnership as determined in accordance with the method of accounting followed by the Tax Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Tax Partnership described in Code Section 705(a)(2)(B); provided, however,
         (i) that any item allocated under Paragraph 6(c) shall be excluded from the computation of Net Loss and (ii) that if, as a result of the contribution of an asset whose fair market value differs from its adjusted basis for Federal income tax purposes or as a result of the revaluation of the Tax Partnership's assets, the book value of any Tax Partnership asset differs from its adjusted basis for Federal income tax purposes, gain, loss, depreciation and amortization with respect to such assets shall be computed using the asset's book value consistently with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                            (ii) "Period" shall mean the period ending on each
                  Distribution Date; provided that as to the month in which the Closing Date occurs, Period shall mean the period commencing on the Closing Date and ending on the first Distribution Date and as to the period in which the Tax Partnership terminates, Period shall mean the period beginning on the first day of such period and ending on the date of the Tax Partnership's termination.

                           (b) The Tax Partners agree that the Tax Partnership's Net Income and Net Loss and each item of income, gain, loss, or deduction entering into the computation thereof for any Fiscal Year shall be allocated by first allocating the Tax Partnership's Net Income and Net Loss (and each item of income, gain, loss, or deduction entering into the computation thereof) for each Period or portion thereof within such Fiscal Year (as if such Period (or portion) were a complete fiscal year), dividing the amount of such allocations for the Period ending March 15 on a daily basis between calendar years and then aggregating the allocations for the portion of such Period within each Fiscal Year; provided, that the Tax Partnership's Net Income or Net Loss for the period commencing December 18 and ending December 31 may be determined on an estimated basis to permit timely preparation of the Partnership's tax returns and reporting to the Tax Partners. In the case of the transfer of any interest in the Tax Partnership, the items of Net Income and Net Loss allocated for any Period with respect to the transferred interest shall be allocated between the transferor and transferee of such interest on a daily basis within such Period. The Tax Partnership's Net Income and Net Loss for each Period within a Fiscal Year shall be allocated as follows:

                            (i) Net Income for such Period shall be allocated as
                  follows:

                               (A) An amount of Net Income equal to the excess
                           of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of (1) the product of the Pass-Through Rate and
                           (2) the Certificate Balance amount for such Period (and each such preceding Period) over (y) all amounts allocated to the Certificateholders pursuant to this Paragraph 6(b)(i)(A) shall be allocated 100% to the Certificateholders (including the Depositor), in proportion to their holdings of Trust Certificates; provided that the product of (1) and (2) in clause (x) shall be computed on the basis of a 360 day year consisting of twelve 30 day months.

                               (B) An amount of Net Income equal to the excess
                           of (x) the sum for such Period and each preceding Period up to the Period beginning with the Closing Date, of that portion of any excess of the principal amount of the Trust Certificates over their initial issue price (disregarding accrued interest) that would have accrued with respect to such Periods if the Trust Certificates were indebtedness and such excess were original issue discount over (y) all amounts previously allocated to the Certificateholders pursuant to this Paragraph 6(b)(i)(B) shall be allocated 100% to the Certificateholders (including the Depositor), in proportion to their holdings of Trust Certificates.

                               (C) Any remaining Net Income shall be allocated
                           100% to the Depositor.

                             (ii) Net Losses for such Period shall be
                           allocated as follows:

                               (A) 100% to the Depositor until the excess of the
                           Adjusted Capital Account (as hereinafter defined) balance of the Depositor over the amount specified in Paragraph 3(a)(i)(A) (as adjusted for all prior distributions of principal and accruals of market discount income allocable to the Depositor) equals zero.

                               (B) 100% to the Certificateholders (including the
                           Depositor) in proportion to their holdings of Trust Certificates, until the Adjusted Capital Account balances of the Certificateholders equal zero; and

                               (C) Any remaining Net Losses shall be allocated
                           100% to the Depositor.

                           (c)(i) Any deductions attributable to (w) the amortization of premium on the Receivables, (x) payments to the Owner Trustee, (y) payments to the Servicer and (z) payments of any other expenses, claims and losses of the Trust shall be specially allocated to the Depositor.

                             (ii) If there is a net decrease in "partnership
                   minimum gain" (within the meaning of Treasury Regulation
                   Section 1.704-2(d)) for a Fiscal year, then there shall be allocated to each Tax Partner items of income and gain for that year equal to that Tax Partner's share of the net decrease in partnership minimum gain (within the meaning of Treasury Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Treasury Regulation Sections 1.704-2(f)(2), (3) and (5), provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner shall request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Section 1.704-2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Treasury Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

                             If during a Fiscal Year there is a net decrease in
                   partner nonrecourse debt minimum gain (as determined in accordance with Treasury Regulation Section 1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Tax Partner with a share of that partner nonrecourse debt minimum gain (determined in accordance with Treasury Regulation Section 1.704-2(i)(5)) as of the beginning of the Fiscal Year shall, subject to the exceptions set forth in Treasury Regulation Section 1.704-2(i)(4), including exceptions analogous to those provided pursuant to Treasury Regulation Sections 1.704-2(f)(2), (3) and (5) (provided, that if the Tax Partnership has any discretion as to an exception set forth pursuant to Treasury Regulation Section 1.704-2(f)(5) as made applicable by Treasury Regulation Section 1.704-2(i)(4), the Tax Matters Partner may exercise such discretion on behalf of the Tax Partnership) be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Tax Partner's share of the net decrease in the partner nonrecourse minimum gain. In the event the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Tax Partners, the Tax Matters Partner shall request the Commissioner to waive the minimum gain chargeback requirement pursuant to Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(f)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Treasury Regulation.

                             (iii) If during any Fiscal year of the Tax
                   Partnership a Tax Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6),
                   which causes or increases a deficit balance in the Tax Partner's Adjusted Capital Account (as defined below), there shall be allocated to the Tax Partner items of income and gain (consisting of a pro rata portion of each item of Tax Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with the Treasury Regulation.

                             A Tax Partner's "Adjusted Capital Account", at any
                   time, shall equal the Tax Partner's Capital Account at such time (x) increased by the sum of (A) the amount of the Tax Partner's share of partnership minimum gain (as defined in Treasury Regulation Section 1.704-2(g)(1) and (3)), (B) the amount of the Tax Partner's share of partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(5)), and (C) any amount of the deficit balance in its
                                       5

                   Capital Account and Tax Partner is obligated to restore on liquidation of the Tax Partnership and (y) decreased by reasonably expected adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                             (iv) Notwithstanding anything to the contrary in
                   this Paragraph 6, Tax Partnership losses, deductions, or Code
                   Section 705(a)(2)(B) expenditures that are attributable to a particular partner nonrecourse liability shall be allocated to the Tax Partner that bears the economic risk of loss for the liability in accordance with the rules of Treasury Regulation Section 1.704-2(i).

                             (v) Notwithstanding any provision of Paragraphs
                   6(b) and 6(c)(i), no allocation of items of loss or deduction shall be made to a Tax Partner if it would cause the Tax Partner to have a negative balance in its Adjusted Capital Account. Allocations of items of loss or deduction that would be made to a Tax Partner but for this Paragraph 6(c)(v) shall instead be made first to the Depositor to the extent not inconsistent with this Paragraph 6(c)(v), and second, to the Certificateholders in proportion to the amounts distributable for the related Period pursuant to Sections 5.06(a)(ii)(C) and (D) or (v) of the Sale and Servicing Agreement, to the extent distributions under either such Section were reduced. To the extent allocations of items of loss or deduction cannot be made to any Tax Partner because of this Paragraph 6(c)(v), such allocations shall be made to the Tax Partners in accordance with Paragraphs 6(b) and 6(c)(i) notwithstanding this Paragraph 6(c)(v).

                             (vi) To the extent that any item of income, gain,
                   loss or deduction has been specially allocated pursuant to Paragraphs 6(c)(iii) and (v) and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Paragraphs 6(b) and 6(c)(i), subsequent allocations under Paragraph 6(b) and 6(c)(i) shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs 6(c)(ii), (iii), (iv) and
                   (v) which negate as rapidly as possible the effect of all such inconsistent allocations.

                             (vii) Any allocations made pursuant to this
                   Paragraph 6 shall be made in the following order:

                              (i)     Paragraph 6(c)(ii)

                              (ii)    Paragraph 6(c)(iii)

                              (iii)   Paragraph 6(c)(iv)

                              (iv)    Paragraph 6(c)(vi)

                              (v)     Paragraph 6(c)(i)

                              (vi)    Paragraph 6(b)(i) and (ii)

                           These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Tax Partner, that Capital Account shall be determined after the operation of all preceding provisions for the year. These allocations shall be made consistently with the requirements of Treasury Regulation Section 1.704-2(j).

                           (d) The income, gains, losses, deductions and credits of the Tax Partnership for Federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items entering into the computation of Net Income and Net Losses were allocated pursuant to Paragraphs 6(b) and (c) provided that solely for Federal, local and state income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property properly carried on the Tax Partnership's books at a value other than its tax basis shall be allocated (i) in the case of property contributed in kind, in accordance with the requirements of Code Section 704(c) and such Treasury Regulations as may be promulgated thereunder from time to time, and (ii) in the case of other property, in accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder as incorporated among the requirements of the relevant provisions of the Treasury Regulations under Code
         Section 704(b).

                           (e) The Tax Partnership shall comply with all withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Tax Partnership is required to withhold and pay over any amounts with respect to distributions or allocations to any Tax Partner, the amount withheld shall be treated as a distribution to that Tax Partner. In the event of any claimed overwithholding, Tax Partners shall have no claim for recovery against the Tax Partnership or other Tax Partners. If the amount withheld was not withheld from actual distributions, the Tax Partnership, may at its option, (i) require the Tax Partner to reimburse the Tax Partnership for such withholding (and each Tax Partner agrees to reimburse the Tax Partnership promptly following such request) or (ii) reduce any subsequent distributions by the amount of such withholding. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Tax Partner), the Tax Partnership may in its sole discretion withhold such amounts in accordance with this Partnership may in its sole discretion withhold such amounts in accordance with this Paragraph 6(e). Each Tax Partner agrees to furnish the Tax Partnership with any representations and forms as shall reasonably be requested by the Tax Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. If a Tax Partner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Tax Partner in making such claim as long as the Tax Partner agrees to reimburse the Tax Partnership for any out-of-pocket expenses incurred.

                   7. Sale of Interests. The Tax Partners agree that any sale by a Tax Partner of any ownership interest in a Trust Certificate shall be deemed to be a sale of all or a portion of such Tax Partner's interest in the Tax Partnership.

                   8. Termination of a Tax Partner's Interest. Any distribution by the Tax Partnership in termination of any Tax Partner's interest in the Tax Partnership other than

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pursuant to Paragraph 9 below shall be in an amount of cash or property other than cash having a net fair market value equal to the positive Capital Account balance of such Tax Partner at the time such interest is terminated, after such Capital Account balance has been adjusted in accordance with Paragraphs 4 and 6 above for all operations preceding such distribution and the applicable Treasury Regulations under Code Section 704(b), and shall be made by the later of: (a) the end of the Tax Partnership's taxable year in which such termination occurs; or (b) within 90 days after the date of such termination.

                   9. Distributions upon Termination. Upon termination of the Agreement pursuant to its terms, the activities of the Tax Partners under this Annex A shall be concluded and the assets subject to the Agreement and this Annex A shall be distributed to the Tax Partners in the manner and in the order set forth below:

                    (a) Debts of the Tax Partnership created pursuant to the Indenture on the Trust Agreement, other than to Tax Partners, shall be paid.

                    (b) All cash on hand representing unexpended contributions by any Tax Partner shall be returned to the contributor.

                    (c) The Tax Partners' Capital Accounts shall be adjusted by:
         (i) assuming the sale of all remaining assets at their fair market values as of the date of termination of the Trust Agreement; and (ii) debiting or crediting each Tax Partner's Capital Account with the Tax Partner's respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such Tax Partner's Capital Account would be debited or credited under Paragraph 6 above for gains or losses on actual sales of such properties.

                    (d) All Tax Partnership assets shall be distributed to the Tax Partners in accordance with their respective Capital Account balances as so adjusted by the later of: (i) the end of the Tax Partnership's taxable year in which the termination occurs; or (ii) within 90 days after the date of such termination.

If property subject to the Agreement is distributed pursuant to this paragraph, the amount of the distribution shall be equal+ to the net fair market value of the distributed property.

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